Exhibit 1.1

SCOTTISH POWER FINANCE (US), INC.

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, Scottish Power Finance (US), Inc., a corporation incorporated under the laws of Delaware (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture [to be] dated as of                     , 200     (the “Indenture”) among the Company, Scottish Power plc, as Guarantor (the “Guarantor”), and JPMorgan Chase Bank, as trustee (the “Trustee”) and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee” or “Guarantees”).

1. Registration Statement. The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No.             ), including a prospectus (the “Basic Prospectus”), relating to the debt securities and Guarantees to be issued from time to time by the Company and the Guarantor. The Company and the Guarantor have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company or the Guarantor have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company or the Guarantor under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective, and, if later, the date of filing of the Guarantor’s most recent Annual Report on Form 20-F.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c) Each Underwriter represents and agrees that (i) in relation to Securities which have a maturity of one year or more and which are to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to admission of such Securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the “FSMA”), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA, (ii) in relation to Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA, (iii) it has complied and

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will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iv) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (with the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representative expressly for use therein.

(b) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Public Utility Holding Company Act. The Commission has entered an order under the Public Utility Holding Company Act of 1935, as amended, permitting to become effective the Form U-1 Application – Declaration filed by the Guarantor authorizing the issue and sale of the Securities. A copy of such order heretofore entered by the Commission has been or will be delivered to the Underwriters.

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(d) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in, and pursuant to the relevant laws of, the United Kingdom applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly the information shown thereby; and, if applicable, the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor included or incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Guarantor and its subsidiaries taken as a whole, except as otherwise disclosed in the Registration Statement and the Prospectus.

(f) Organization and Good Standing. The Company, the Guarantor and each of its significant subsidiaries, within the meaning of Rule 1-02(w) of Regulation S-X, have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are validly existing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, or results of operations of the Guarantor and its subsidiaries (including the Company) taken as a whole or on the performance by the Company and the Guarantor of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).

(g) Capitalization. The Guarantor has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Capitalization and Indebtedness”; and all the outstanding shares of capital stock or other equity interests of

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the Company and each other subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any non-U.S. subsidiary, for directors’ qualifying shares and except as otherwise described in the Prospectus) and are owned directly or indirectly by the Guarantor, free and clear in all material respects of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver, as applicable, this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of good faith, reasonableness, fair dealing and materiality and (iii) in the case of rights to indemnity, provisions imposed by law or public policy (collectively, the “Enforceability Exceptions”).

(j) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(l) No Violation or Default. To the best knowledge of the Company and the Guarantor after due inquiry, none of the Company, the Guarantor nor any of their significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational

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documents; (ii) in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their significant subsidiaries is a party or by which the Company, the Guarantor or any of their significant subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their significant subsidiaries is a party or by which the Company, the Guarantor or any of their significant subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Guarantor or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations,

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actions, suits or proceedings pending to which the Company, the Guarantor or any of their subsidiaries is or may be a party or to which any property of the Company, the Guarantor or any of their subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Guarantor or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company and the Guarantor, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

(p) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its subsidiaries are an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission.

(q) Investment Company Act. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(r) Certain Tax Matters. No ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or taxing authority in the United States or the United Kingdom is payable in connection with the issue, sale or delivery of the Securities to the Underwriters, the initial sale and delivery of the Securities by the Underwriters to third parties or the execution and delivery of any of the Indenture and the applicable Pricing Agreement.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a) Filings with the Commission. The Company and the Guarantor will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant

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to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company and the Guarantor will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company and the Guarantor will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless the Company or the Guarantor is required by law to make such filing.

(d) Notice to the Representative. The Company and the Guarantor will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Company and the Guarantor, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with U.S. law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f) Blue Sky Compliance. The Company and the Guarantor will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Guarantor will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Company and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading “Use of Proceeds”.

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5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 A.M. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of the

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Guarantor who has specific knowledge of the Company’s or the Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company and the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of United States Counsel for the Company and the Guarantor. Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Company and the Guarantor, shall have furnished to the Representative, at the request of the Company and the Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, substantially to the effect set forth in Annex B hereto.

(h) Opinion of Scottish Counsel for the Company and the Guarantor. Shepherd+ Wedderburn, Scottish counsel for the Company and the Guarantor, shall have furnished to the Representative, at the request of the Company and the Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, substantially to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of [counsel], counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

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(k) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representative expressly for use therein; provided that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company and the Guarantor with the provisions of Section 4 hereof.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but

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only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, the Guarantor their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantor shall be designated in

13

writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

8. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the

15

Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company

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and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and registered public accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company and the Guarantor in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, such reimbursement not to exceed US$15,000.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

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12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

13. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in the Underwriting Agreement. Notices to the Company and the Guarantor shall be given to them at Scottish Power plc, 1 Atlantic Quay, Glasgow G2 8SP, Attention: Company Secretary, with a copy to Scottish Power plc, Avondale House, Phoenix Crescent, Strathclyde Business Park, Bellshill ML4 3NJ, Attention: Director of Treasury, or if different, to the address set forth in the Underwriting Agreement.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Guarantor will appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of three years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. The Guarantor represents to each of the Underwriters that it has notified the Authorized Agent of such designation and appointment and that Authorized Agent has accepted the same in writing. The Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Guarantor. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter against the Guarantor in any competent court in Scotland or England and Wales.

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(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

                    , 200

[Name(s) of Representative(s)]

  As Representative(s) of the

  several Underwriters listed

  in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

Scottish Power Finance (US), Inc., a corporation incorporated under the laws of Delaware (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $                     principal amount of its             % [Senior] [Subordinated] Notes due 20     having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture [to be] dated as of                     , 200     (the “Indenture”) among the Company, Scottish Power plc, as Guarantor (the “Guarantor”), and JPMorgan Chase Bank as trustee (the “Trustee”) and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee” or “Guarantees”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to             % of the principal amount thereof plus accrued interest, if any, from                     , 200     to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on                     , 200    , or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representative and the Company or the Guarantor may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company or the Guarantor to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company or the Guarantor. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company, the Guarantor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company and the Guarantor in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and any Preliminary Prospectus consists of the following: [insert references to appropriate paragraphs].

All provisions contained in the document entitled Scottish Power Finance (US), Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SCOTTISH POWER FINANCE (US), INC.

By
Title:

SCOTTISH POWER PLC

By
Title:

Accepted:                     , 200

[NAME(S) OF REPRESENTATIVE(S)]

For [itself] [themselves] and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
$

Total	$

Schedule 2

Representative(s) and Address(es) for Notices:

Certain Terms of the Securities:

Title of Securities:             % [Senior][Subordinated] Notes due 20

Aggregate Principal Amount of Securities: $

Maturity Date:                     , 20

Interest Rate:             %

Interest Payment Dates:                      and                     , commencing                     , 200

Record Dates:                      and

Redemption Provisions:

[Other Provisions:]

Annex B

[Form of Opinion of United States Counsel for the Company and the Guarantor]

[MTHM LETTERHEAD]

[                    , 200    ]

[NAME AND ADDRESS OF LEAD UNDERWRITER(S)]

      As representative(s) of the several Underwriters named

      in Schedule [1] of the Underwriting Agreement referred to below

Re:	Scottish Power Finance (US), Inc.
Offering of US$[•] of [•]% [Notes Due 20 ]
Guaranteed by Scottish Power plc

Ladies and Gentlemen:

We have acted as special United States counsel to Scottish Power Finance (US), Inc., a corporation incorporated under the laws of Delaware (the “Issuer”), and Scottish Power plc, a public limited company registered under the laws of Scotland (the “Guarantor”), in connection with the sale by the Issuer and the purchase by the Underwriters from the Issuer of US$[•] principal amount of [•]% Notes due [•] (the “Notes”). The Notes will be unconditionally and irrevocably guaranteed as to payment of principal and interest (the “Guarantee”) by the Guarantor. The Notes and the Guarantee are collectively referred to herein as the “Offered Securities.”

Reference is made to (i) the Underwriting Agreement (the “Underwriting Agreement”) dated [•], among the Issuer, the Guarantor and yourselves, acting on your own behalf and as representatives of the other several Underwriters and (ii) the Indenture (the “Indenture”) dated as of [•], among the Issuer, the Guarantor, and JPMorgan Chase Bank as trustee [(the “Trustee”)]. This opinion is being furnished to you pursuant to Section 5(g) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement have the same respective defined meanings when used herein.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, the Offered Securities, the Registration Statement (defined below), the Prospectus (defined below), and such corporate records of the Issuer and the Guarantor, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Issuer and the Guarantor and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the due organization of all parties. When relevant facts were not independently established, we have relied upon the representations as to factual matters made in or pursuant to the Underwriting Agreement and the Indenture, upon oral or written statements and representations of government officials and of officers, directors or other representatives of the Issuer and the Guarantor. We have assumed, without independent investigation, that (i) each agreement referred to herein has been duly authorized and (except as to the Issuer and the Guarantor, to the extent that New York law governs the execution and delivery thereof, in paragraphs 1 and 2 below) executed and delivered by, and (except as to the Issuer and the Guarantor, to the extent the law of the State of New York applies, in paragraphs 2, 3 and 4 below) constitutes a legal, valid, binding and enforceable obligation of all parties thereto, (ii) all signatories thereto have been duly authorized, and (iii) all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same. We have also assumed that the choice of New York law contained in such agreement is legal and valid under the laws of any jurisdiction outside the State of New York relevant to such parties and that insofar as any obligation referred to herein is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in that jurisdiction by virtue of the law of that jurisdiction.

We also have participated in the preparation of the Issuer’s registration statement on Form F-3 (no. 333-            ) and amendments nos. [•] through [•] thereto (other than the documents incorporated by reference in the prospectus included therein (the “Incorporated Documents”)) relating to the registration of the Offered Securities, filed with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”). Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have reviewed evidence that such registration statement was declared effective under the Act and that the Indenture was qualified under the United States Trust Indenture Act of 1939, as amended (the “TIA”). The registration statement (including the Incorporated Documents) as amended to the date hereof is hereinafter referred to as the “Registration Statement,” and the prospectus of the Issuer included in the Registration Statement together with the prospectus supplement (the “Prospectus Supplement”) of the Issuer dated [•] specifically relating to the Offered Securities in the form filed by the Issuer with the Commission on [•] pursuant to Rule 424(b) under the Act is hereinafter referred to as the “Prospectus.”

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1.	The Underwriting Agreement has been duly executed and delivered by the Issuer and the Guarantor.

2.	The Indenture has been duly qualified under the TIA, and has been duly executed and delivered by the Issuer and the Guarantor and constitutes a legal, valid and binding obligation of the Issuer and the Guarantor, enforceable against them in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) possible judicial action giving effect to foreign governmental actions or laws, and (iv) as rights to indemnity and contribution may be limited by applicable law or principles of public policy.

3.	The Notes, when executed, authenticated and issued in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable against it in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability of the Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or laws.

4.	The Guarantee, when executed and delivered by the Guarantor in accordance with the Indenture and when the Offered Securities have been paid for by the Underwriters in accordance with the Underwriting Agreement, will constitute a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability of the Guarantee is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) possible judicial action giving effect to foreign governmental actions or laws, and (iv) the waiver of defenses by the Guarantor in the Guarantee may be limited by principles of public policy in New York.

5.	The statements made in the Prospectus under the caption “Description of Debt Securities and Guarantees”, insofar as they constitute summaries of the terms of New York or United States Federal statutes, rules and regulations thereunder or contracts and other documents governed thereby, fairly summarize in all material respects such statutes, rules, regulations, contracts and other documents.

6.	None of the execution, delivery or performance by the Issuer and the Guarantor of the Underwriting Agreement or the Indenture, the issue and sale of the Offered Securities, and the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture by the Issuer or the Guarantor will contravene any provision of the law of the State of New York or the Federal law of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement or the Indenture.

7.	The order of the Commission, dated April 1, 2004 and May 28, 2004, in File Nos. 35-27831 and 35-27851, respectively, under the Public Utility Holding Company Act of 1935, as amended, relating to the offer and sale of the Notes (being the order of the Commission referred to in subsection (c) of Section 3 of the Underwriting Agreement) has been duly entered and, to the knowledge of such counsel, is in full force and effect. No consents, approvals, authorizations or orders of, or filings with, any United States Federal or New York State court or governmental agency or regulatory body are required to be obtained or made by the Issuer or the Guarantor for the execution, delivery of and consummation by the Issuer or the Guarantor of the transactions contemplated by the Underwriting Agreement and the Prospectus, except for such consents, filings, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations under the Act and the Exchange Act, and such as may be required under the “blue sky” or securities laws of any state of the United States in connection with the offer and sale of the Offered Securities by the Underwriters.

8.	The Registration Statement has become effective under the Act and the Prospectus was filed on [•] pursuant to Rule 424(b) under the Act and, to our knowledge, no stop order suspending effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

9.	The Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement, each appears on its face to be appropriately responsive in all material respects to the requirements of the Act, the TIA and the applicable rules and regulations thereunder (except that in each case we express no opinion with respect to the financial statements and schedules and other financial and statistical data included therein or incorporated by reference therein or with respect to that part of the Registration Statement that constitutes the Form T-1).

10.	The statements contained in the Prospectus under the caption “Certain US Federal and UK Tax Considerations – United States Taxation”, to the extent that they purport to summarize the United States Federal tax laws referred to therein, fairly summarize in all material respects the United States Federal tax laws referred to therein.

11.	Assuming the legality, validity and efficacy of the submission to jurisdiction and appointment of CT Corporation System, 111 Eighth Avenue, New York, New York 10011 by the Issuer and the Guarantor under the laws of the jurisdictions under which the Issuer and the Guarantor are organized or any other applicable jurisdiction (other than the State of New York), the Issuer and the Guarantor have in the Underwriting Agreement and the Indenture validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or federal court in the City, County and State of New York in any action arising out of or relating to such agreements, and has effectively appointed the CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent for the purpose described in Section 13(c) of the Underwriting Agreement and Section 1301 of the Indenture and service of process effected in the manner set forth therein will be effective to confer valid personal jurisdiction over the Issuer and Guarantor.

12.	To our knowledge, there are no legal or governmental proceedings pending or threatened against the Issuer or the Guarantor that are required to be described in the Registration Statement or the Prospectus by the Act or the rules and regulations thereunder that are not so described, except in each case for any action, suit or proceedings that, if the subject of an unfavorable decision, ruling or finding would, not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), results of operations, or business of the Issuer or Guarantor and its consolidated subsidiaries taken as a whole.

13.	Neither the Issuer nor the Guarantor, immediately after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds from the sale as described in the Prospectus, will be required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

The foregoing opinion is limited to matters involving the law of the State of New York and the Federal law of the United States, and we do not express any opinion as to the law of any other jurisdiction. We express no opinion as to (i) whether the Federal courts of the United States would have jurisdiction over any action brought against the Issuer by any party not a “citizen” of any state of the United States for purposes of 28 U.S.C. Section 1332, (ii) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York and (iii) whether a United States Federal or state court outside the State of New York would give effect to the choice of New York law of any agreement referred to herein.

We understand that you are relying, as to all matters governed by the laws of Scotland, upon the opinion of Shepherd+ Wedderburn, counsel to the Issuer and [NAME OF LOCAL COUNSEL], counsel to the Underwriters.

As special United States counsel to the Issuer and the Guarantor in connection with the offer and sale of the Offered Securities, we have rendered legal advice and assistance in the course of preparation of the Registration Statement and the Prospectus (other than the Incorporated Documents). Rendering such advice and assistance involved, among other things, discussion and inquiries concerning various legal matters and review of certain corporate records, documents and proceedings. We also participated in conferences with representatives of the Underwriters, the Issuer, the Guarantor, the Issuer’s and the Guarantor’s auditors, local counsel to the Issuer and the Underwriters and United States counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. In that connection, we advise you that the limitations inherent in the investigation and examination made by us and the information available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, except to the extent stated in paragraphs 5 and 10 above. On the basis of the information made available to us in the course of the foregoing, we do not believe that (i) the Registration Statement or the Prospectus (except for financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which we express no belief) on the date of the Underwriting Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus (except for financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which we express no belief) as of the date hereof contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

This opinion is furnished to the Underwriters solely for their benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission [, except that the Trustee may rely on paragraphs [2, 3, 4, 6, 7, 8 and 11] of this opinion to the same extent as if this opinion had been addressed and delivered to it on the date hereof]. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

    /

Annex C

[Form of Opinion of Scottish Counsel for the Company and the Guarantor]

[S+ W LETTERHEAD]

OUR REF S0032.1175/DCH/PWH

YOUR REF

[                ]

[                ]

(the “Underwriters”)

Dear Sirs

Scottish Power plc

Issue of [                    ] (the “Securities”)

We have acted as Scottish legal advisers to Scottish Power plc (“ScottishPower”) in connection with the issue and sale by Scottish Power Finance (US), Inc. (“SPF”) of [            ] which are fully and unconditionally guaranteed by ScottishPower as to payment of principal, premium, if any, interest and any other amounts due, pursuant to a registration statement on Form F-3 relating to the registration under the US Securities Act of 1933, as amended, of up to US$4,000,000,000 (the “Programme Limit”) of debt securities, preference shares, ordinary shares and guaranteed debt securities.

1.	Documents

In connection with this opinion, we have examined the following:

(a)	the memorandum of association of ScottishPower as last amended on [29 April 1999];

(b)	the articles of association of ScottishPower as last amended on [23 July 2004];

(c)	a copy of certificates of the company secretary of ScottishPower dated [ ] 2004 and [ ];

(d)	a copy of an extract from the minutes of a meeting of a committee of the board of directors of ScottishPower held on 24 September 2004;

(e)	a copy of an extract from the minutes of a meeting of the board of directors of ScottishPower held on [ ];

(f)	[a copy of an extract from the minutes of a meeting of a committee of the board of directors of ScottishPower held on [ ];]

(g)	a copy of the registration statement on Form F-3 dated [ ] 2004 (the “Registration Statement”);

(h)	a copy of the supplement to the prospectus contained within the Registration Statement, dated [ ] (the “Prospectus Supplement”);

(i)	a copy of the indenture among ScottishPower, SPF and JPMorgan Chase dated [ ] (the “Guaranteed Debt Securities Indenture”), including the form of guarantee to be given by ScottishPower;

(j)	a copy of the underwriting agreement among ScottishPower, SPF and [ ] dated [ ] (the “Underwriting Agreement”);

(k)	a copy of the results of a company search carried out against ScottishPower at Companies House, Edinburgh on [ ] (the “Search”); and

(l)	[ ].

In this opinion, the expression “the Transaction Documents” shall mean [            ] and [            ].

The documents referred to above at paragraphs 1(a) to [l] inclusive and such other documents as we have considered necessary for the purpose of giving this opinion are referred to as the “Documents”.

2.	Assumptions

In considering the Documents, we have assumed, inter alia:-

(a)	that the Documents are within the capacity and powers of, and have been validly authorised by, and have been or will be validly executed and delivered by, and are or will be binding on, all parties thereto other than ScottishPower;

(b)	that in so far as any obligation under the Documents falls to be performed in any jurisdiction outside Scotland, its performance will not be illegal (or ineffective) by virtue of the laws of that jurisdiction (as to which we do not express any opinion);

(c)	the genuineness and authenticity of all of the Documents and signatures (stamps and seals (if applicable)) on the Documents or on the originals thereof (save for those of ScottishPower) and the completeness and conformity to originals of all copy or specimen documents (whether certified or not) and the genuineness, completeness and authenticity of the originals of such documents (which are also assumed to be up-to-date and accurate without any further amendment having been made);

(d)	that, where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen (without further amendment);

(e)	the absence of any other or collateral arrangements between any of the parties to any of the Documents which modify or supersede any of the terms of any of those Documents;

(f)	that (i) the Guaranteed Debt Securities Indenture, Underwriting Agreement and the Securities constitute legal, valid, binding and enforceable obligations in accordance with their respective terms under the laws by which they are expressed to be governed and that satisfactory evidence of such laws which is required to be pleaded and proved as a fact in any proceeding before the Scottish courts could be so pleaded and proved and (ii) ScottishPower’s submission in the Guaranteed Debt Securities Indenture and the Underwriting Agreement to the non-exclusive jurisdiction of the State of New York courts is legal, valid and binding on ScottishPower under the laws of State of New York;

(g)	that neither ScottishPower nor anyone else will offer the Securities to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 except in compliance with the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 or any rules or regulations made pursuant thereto;

(h)	that the resolutions referred to in the certificate[s] of the company secretary of ScottishPower and the minutes of the meetings of the board of directors and of committees of the board of directors referred to at paragraphs 1[(c)] to [(f)] above have not been amended in any respect and are in full force and effect and were duly passed at properly convened meetings of duly appointed boards of directors or committees of boards of directors, as appropriate, during which a quorum was present and acted throughout, and that the directors who took part in such meetings disclosed any interest in the business of the meeting required to be disclosed and that the directors have exercised their powers in accordance with their duties under all applicable laws;

(i)	that we may rely upon, and have relied upon, the accuracy of the certificates of the company secretary of ScottishPower referred to at paragraph 1[(c)] above;

(j)	that the provisions of the Financial Services and Markets Act 2000 (and any rules and regulations made pursuant thereto) have been and will be complied with at all times by all parties with respect to anything done (or not done) in relation to or pursuant to the Documents and/or the issue of the Securities;

(k)	that any issue of the Securities is and will be at all relevant times:-

(i)	compliant with the maximum limit on borrowings contained in [article 123] of ScottishPower’s articles of association; or

(ii)	made in circumstances where the holder of the Securities can rely upon the terms of article [123.(H)] of ScottishPower’s articles of association which deals with the validity of borrowing arrangements.

(l)	the accuracy, truth and completeness of all warranties and representations as to any matter (of fact, law or otherwise) made in the Documents;

(m)	that the entry by ScottishPower into the Documents and the creation and issue of the Securities is in the best interests of ScottishPower;

(n)	that ScottishPower has obtained all consents, approvals and authorisations required in any jurisdiction in connection with the execution of, and performance of its obligations under or in respect of, the Documents or the Securities;

(o)	that all registrations or filings have been made (correctly and including within any applicable time limits) with any governmental or regulatory authority or body in any jurisdiction as required by law (or otherwise) for ScottishPower;

(p)	no provisions of the law of any jurisdiction other than Scotland are or will be contravened by any of the provisions of the Documents or the Securities or the performance of any obligations assumed thereunder by any party thereto;

(q)	the Documents governed by the law of [the State of New York] will not, to any material extent, be interpreted in a different manner than would have been the case had the relevant documentation been governed by Scots Law;

(r)	that the issue and sale of the Securities will not result in a breach of the Programme Limit as set forth in the Registration Statement; and

(s)	that all the provisions contained in the Documents and the Securities have been or will be strictly complied with and all distribution and selling restrictions will be strictly complied with.

3.	Opinion

Based upon and subject to the foregoing assumptions and subject to the qualifications and exclusions referred to below and to any matters not disclosed to us, we are of the opinion that:-

1.	ScottishPower is a public limited company duly incorporated under the laws of Scotland the liability of whose members is limited and, to the best of our knowledge and belief, has received no notice that proceedings have been instituted for the winding up or liquidation of ScottishPower or that a receiver be appointed in respect of all or any part of its undertaking, property or assets.

2.	ScottishPower has at the date of this opinion the necessary corporate power to execute, deliver and perform its obligations under the Transaction Documents.

3.	The entering into of the Transaction Documents has been duly authorised by appropriate corporate action on the part of ScottishPower, and the Transaction Documents have been duly executed by ScottishPower.

4.	Insofar as Scots law is concerned, the obligations to be assumed by ScottishPower under the Transaction Documents will constitute legal, valid and binding obligations of ScottishPower.

5.	The execution, delivery and performance of the Transaction Documents by ScottishPower will not contravene (i) the laws of Scotland or (ii) the Memorandum or Articles of Association of ScottishPower.

6.	To the best of our knowledge and belief there are no material legal or governmental proceedings pending or threatened to which ScottishPower is a party other than those as may be disclosed in the Prospectus Supplement or those which will not have a material adverse effect on the financial condition or on the earnings, business affairs or business prospects of ScottishPower and its subsidiaries taken as a whole.

7.	The statements in the Prospectus Supplement on page [ ] thereof relating to enforceability of judgements, insofar as such statements describe legal matters, documents or proceedings under the law of Scotland, are statements that are accurate in all material respects.

8.	A Scottish court would recognise the validity of the choice of law provisions in the Transaction Documents so far as they relate to ScottishPower.

9.	ScottishPower has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of courts in and of the State of New York, and to appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorised agent for the purposes and to the extent described in Section 13(c) of the Underwriting Agreement and in Section [1301] of the Guaranteed Debt Securities Indenture.

10.	Under the laws of Scotland and under current practice of Scottish courts, the Underwriters would be permitted to commence proceedings as pursuer against ScottishPower in Scottish courts of competent jurisdiction based on the Transaction Documents, and such pursuers will not be subject to any conditions which are not applicable to residents of the United Kingdom, a British subject or a company incorporated in any part of the United Kingdom, save that any such pursuer who is resident outwith a Member State of the European Union and who has no appreciable assets within the jurisdiction of the Scottish courts might be required to supply security for costs incurred by a successful defender, and such Scottish courts would accept jurisdiction.

11.	A monetary judgement given by a Scottish court will normally be expressed in sterling but on a monetary claim in respect of foreign currency due under a contract, a Scottish Court can give a judgement expressed as an order to pay the appropriate amount of foreign currency or its sterling equivalent at the date of payment or at the date of extract of the judgement, whichever is the earlier. In the case of Commerzbank Aktiengesellschaft v Large 1977 S.C. 375, the Court of Session held that for the purpose of enforcement in Scotland, it was necessary to provide in any decree (judgement) for the conversion of the foreign currency to sterling.

4.	Qualifications

Where used in this letter “enforceable”, “binding”, “valid” or any variation or cognate thereof means that the Documents and/or the Securities are of a nature and form that may be enforced by the Scottish courts. Notwithstanding the foregoing, the extent of the enforcement of documents such as the Documents or instruments such as the Securities is conditional upon the general application by the Scottish courts of principles of law, procedure and public policy and as a result of which the Documents and/or the Securities will not necessarily be enforced on each occasion or in all circumstances.

In addition, the foregoing opinion is subject to the following specific qualifications:-

(a)	it is subject to all limitations applying to and resulting from, the laws relating to (without limitation) bankruptcy, insolvency and liquidation;

(b)	it is subject to all limitations applying to and resulting from, the laws relating to (without limitation) re-organisation, reconstruction, moratoria and other laws affecting generally the enforcement of creditors’ rights;

(c)	enforcement of rights may be or become limited by prescription or by the lapse of time (pursuant to statute or otherwise) or may be or become subject to set-off or counterclaim. Any obligation to pay interest imposed in circumstances of breach or default might be held to be unenforceable on the grounds that it was a penalty and thus void. Under the laws of Scotland, any provision requiring any person to pay amounts (including interest) imposed in circumstances which include circumstances of breach or default might be held to be unenforceable on the grounds that it is a penalty and thus void if such provision does not constitute a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the circumstances in question;

(d)	a Scottish court will not necessarily grant any remedy the availability of which is subject to equitable or public policy considerations or which is otherwise in the discretion of the court. In particular, orders for specific implement and interdict are, in general, discretionary remedies under the laws of Scotland and, accordingly, a Scottish court may in its discretion refuse to make an award of specific implement or grant interdict if sought and may make an award of damages if considered by such court to be an adequate remedy;

(e)	any provisions in the Documents or the Securities which provide that the terms thereof can only be amended or varied or provisions thereof can only be waived by an instrument in writing may not be effective. An agreement may be varied, amended or discharged, or any provision thereof waived, by a further agreement or effected by a collateral agreement which may be effected by oral agreement between the parties, or by a course of dealing, notwithstanding any provision to the contrary;

(f)	under Section 8 of the Law Reform (Miscellaneous Provisions) (Scotland) Act 1985, a court might, on application to that effect, declare the terms of any of the Documents to be varied on the basis that they failed to express accurately the common intention of the parties thereto at the date when they were made; where, as in the present case, the parties have each sought legal advice prior to executing such agreements, the presumption that the Documents do accurately express the common intention of the parties will be more difficult for the applicant to rebut;

(g)	the binding effect of the obligations under the Documents or the Securities and the enforceability of the Documents or the Securities may be limited by the provisions of Scots law applicable to contracts held to have been frustrated by events happening after their execution;

(h)	the enforcement by the Scottish courts of the choice of the law of the State of New York to govern the Transaction Documents [and the Securities]] is subject to:

(i)	provisions of Scottish statute law negating such choice where the court is of the opinion that the choice has been made for the purpose of avoiding the application of an otherwise mandatory rule of Scots law;

(ii)	the application by the Scottish courts of Scots law to those matters which, upon application of Scottish conflict rules, the Scottish courts consider procedural rather than substantive; and

(iii)	the Scottish courts declining to enforce any provision of the law of the State of New York which violated the public policy of Scotland;

(i)	the Search may be unreliable and, in particular (but without limitation), notices of a winding-up order made or resolutions passed, or an administration order made, or a receiver or administrative receiver appointed may not be filed promptly with the Registrar of Companies or when filed may not be made public promptly.

5.	Exclusions

(a)	This opinion is given on the basis it will be governed by and construed in accordance with Scots law. We express no opinion as to any laws other than the laws of Scotland in force at 9 am as at the date of this opinion. In particular we have made no independent investigation into the laws of England, the United States of America or the State of New York (or any other jurisdiction) as a basis for the opinions expressed herein and do not express or imply any opinion thereon;

(b)	we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention contained in or relevant to the Registration Statement, the Prospectus Supplement or any of the Documents or that no material facts have been omitted therefrom. In particular, we have not been responsible for ensuring that the Registration Statement or the Prospectus Supplement complies (and therefore express no opinion thereon) with the rules of the SEC or of any other regulatory body;

(c)	we undertake no responsibility to notify any addressee of this opinion or any person who may otherwise rely upon this opinion of any change in the laws of Scotland after the date of this opinion or of any matter of which we may become aware which may require this opinion to be updated, amended or further qualified;

(d)	we express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any liability to tax which may arise or be suffered as a result of or in connection with the Securities or their creation and issue;

(e)	we have not been responsible for ensuring that the issuance of the Securities or payments thereunder would comply with legal and regulatory requirements of jurisdictions outside Scotland;

(f)	the resolutions of the board of directors and of the committee of the board of directors in authorising the Securities limits to [US$4,000,000,000] the maximum aggregate principal amount that may be issued pursuant to the Registration Statement. Accordingly, this opinion relates only to Securities that do not exceed at any time [US$4,000,000,000] in aggregate principal amount issued pursuant to the Registration Statement. References in this paragraph to [“US$4,000,000,000”] are to such sum or its approximate equivalent in other currencies as at the issue date of the relevant tranche or series; and

(g)	no opinion is given as to the enforceability under Scots law, in the event of an insolvency, of any purported declaration of trust by any party in any of the Documents since references in any deed or document to an obligation on the part of any party to hold any right or asset in trust for another are not sufficient in themselves to constitute an effective trust under Scots law.

This opinion is issued solely for your benefit and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, firm or entity or used or relied upon by you or them for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the caption [“Validity of Securities” in, the Prospectus Supplement]. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully

Shepherd+ Wedderburn